UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

Nexentis Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pinhas Sapir St. 3, Kiryat HaMada Ness Ziona, Israel	7403626
(Address of principal executive offices)	(Zip Code)

(347) 468-9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NXTS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the Current Report on Form 8-K filed by Nexentis Technologies Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 30, 2026, the Company held a special meeting of stockholders on April 30, 2026 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved, among other matters, a proposal to amend the Company’s Articles of Incorporation, as amended, in substantially the form attached as Annex A to the definitive proxy statement filed by the Company with the SEC on March 12, 2026, to effect one or more reverse stock splits of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of not less than 1-for-2 and not more than 1-for-500, with the exact ratio to be determined by the Company’s board of directors (the “Board”) in its discretion.

The Board approved a 1-for-5 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”), and on November 5, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation, as amended (the “Certificate of Amendment”), to effect the Reverse Stock Split, which became effective as of 4:15 p.m. Eastern Time on November 6, 2026. The Company’s Common Stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis at market open on November 9, 2026, under the existing trading symbol “NXTS.”

When the Reverse Stock Split became effective, every five (5) shares of the Company’s issued and outstanding Common Stock were automatically converted into one (1) share of Common Stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase Common Stock. Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next whole number.

The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock, nor will it change the authorized shares of preferred stock or, except for immaterial changes resulting from the rounding up of fractional shares, the relative voting power of holders of the outstanding Common Stock. The number of authorized shares will remain unchanged at 495,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share, none of which is issued and outstanding.

The Company’s transfer agent, Securities Transfer Corporation, is acting as the exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates of Common Stock if the shares were issued in certificated form. The new CUSIP number for Common Stock following the Reverse Stock Split is 80512Q709.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On November 5, 2026, the Company announced that the Board approved a one-for-five (1-for-5) reverse stock split of the Common Stock that will become effective after the close of trading on November 6, 2026.

A copy of the press release announcing this event is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation, as amended, of Nexentis Technologies Inc.
99.1	Press release dated November 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexentis Technologies Inc.

Date: November 6, 2026	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer